UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 5, 2024

WEYCO GROUP, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-9068	39-0702200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 W. Estabrook Blvd. P. O. Box 1188 Milwaukee, WI	53201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 908-1600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock - $1.00 par value per share	WEYS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Dismissal of Independent Registered Public Accounting Firm

On November 5, 2024, the Audit Committee of the Board of Directors of Weyco Group, Inc. (the “Company”) approved the dismissal of Baker Tilly US, LLP ("Baker Tilly") as the Company’s independent registered public accounting firm. The Company’s engagement with Baker Tilly will terminate upon Baker Tilly’s completion of its audit of the financial statements of the Company as of and for the year ending December 31, 2024, and the filing of the related Form 10-K.

In connection with the audits of the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2023 and 2022, and in the subsequent interim periods through November 5, 2024, there were: (1) no disagreements between the Company and Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Baker Tilly, would cause Baker Tilly to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (2) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness in the Company's internal control over financial reporting, as reported in Item 9A of Part II of the Company's Annual Report on Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 14, 2024, related to the ineffective design and maintenance of information technology general controls in the areas of user access and program change management. The Company remediated the material weakness as of June 30, 2024, as disclosed in Item 4 of Part I of its Quarterly Report on Form 10-Q, filed with the SEC on August 8, 2024.

The audit report of Baker Tilly on the Company’s consolidated financial statements as of and for the years ended December 31, 2023 and 2022, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of Baker Tilly on the effectiveness of internal control over financial reporting as of December 31, 2023, indicated that the Company did not maintain effective internal control over financial reporting as of December 31, 2023, because of the effect of the material weakness, described above.

The Company and the Audit Committee have discussed the reportable event described above with Baker Tilly and have authorized Baker Tilly to respond fully to the inquiries of the successor independent registered public accounting firm concerning this material weakness.

The Company has provided Baker Tilly with a copy of the foregoing disclosures and has requested that Baker Tilly review such disclosures and provide a letter addressed to the SEC as specified by Item 304(a)(3) of Regulation S-K. A copy of such letter, dated November 5, 2024, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Appointment of New Independent Registered Public Accounting Firm

On November 5, 2024, the Audit Committee approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2025.

During the fiscal years ended December 31, 2023 and 2022, and through November 5, 2024, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1 – Letter from Baker Tilly US, LLP addressed to the SEC, dated November 5, 2024

104 – Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2024	WEYCO GROUP, INC.

/s/ Judy Anderson
Judy Anderson
Vice President, Chief Financial Officer and Secretary